EXHIBIT 99.1

EAGLE MATERIALS INC.
AUTHORIZES THE REPURCHASE OF COMMON STOCK

     (DALLAS – July 28, 2004): Eagle Materials Inc. (NYSE: EXP and EXP.B), announced today that its board of Directors has authorized the repurchase of an additional 1,800,000 shares of common stock raising its current repurchase authorization to approximately 2,000,000. Share repurchases may be made from time to time in the open market or in privately negotiated transactions. The timing and amount of any repurchases of share will be determined by the Company’s management, based on its evaluation of market and economic conditions and other factors. The repurchase authorization applies to both classes of the Company’s common stock.

     Eagle Materials Inc. is a Dallas-based company that manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard and Concrete and Aggregates.

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     Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s beliefs at the time the statements were made regarding future events which are subject to significant risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the company’s actual performance are described in the Annual Report on Form 10-K for the Company for the fiscal year ended March 31, 2004. This report is filed with the Securities and Exchange Commission and may be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.